EXHIBIT 99.1

Arbutus Announces Year-End 2015 Financial Results

Current Cash Expected to Fund Operations Into Late 2018

VANCOUVER, British Columbia and DOYLESTOWN, Pa., March 09, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus infection (HBV), today announced its 2015 unaudited financial results and provided a corporate update.

“2015 represented a significant year for Arbutus, as we successfully completed a merger resulting in a transformation into an HBV therapeutic solutions company and we financed the company to provide a cash runway extending into late 2018,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “Arbutus is poised for meaningful value creation in 2016 and beyond based on the advancement of our HBV product pipeline and the productivity of existing and prospective partnerships leveraging our intellectual property and expertise in Lipid Nanoparticle (LNP) delivery technology.”

HBV Pipeline Update

  A Phase I study of ARB-1467 (TKM-HBV, RNAi) was completed, with healthy adult subjects having received a maximum dose of 0.4mg/kg.
  A Phase II study of ARB-1467 is active and underway. This trial will evaluate at least two doses of ARB-1467 (0.2 mg/kg and 0.4 mg/kg) in HBV infected patients. In this study, HBV infected patients who are on a stable background of nucleot(s)ide analog therapy will receive three monthly doses of ARB-1467. Eight subjects will be enrolled in each cohort with six subjects receiving ARB-1467, and two receiving placebo.
  ARB-1740 is being developed as a follow-on RNAi product for HBV based on potency advantages seen in preclinical studies.
  Data was presented demonstrating synergistic activity between cccDNA formation inhibitors and nucleot(s)ide analogs. Results of additional preclinical studies including combinations of Arbutus proprietary agents with different mechanisms will be presented in 2016.

Upcoming Milestones

  2016: Preclinical data release on multiple pipeline programs, including results from preclinical combination studies of proprietary pipeline candidates
  1H16: Phase II results for TKM-PLK1 in HCC
  3Q16: Single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients
  4Q16: HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients
  2H16: Initiate clinical immune biomarker study for TLR9 agonist ARB-1598 in chronically infected HBV patients
  2H16: File IND (or equivalent) for cccDNA formation inhibitor
  2H16: File IND (or equivalent) for core protein/capsid assembly inhibitor
  2H16: File IND (or equivalent) for ARB-1740 (RNAi)
  2017: Initiate clinical combination studies with two or more proprietary product candidates

Other Highlights

  Alnylam announced that it expects to submit a New Drug Application (NDA) for its LNP-enabled patisiran in 2017. Under the license agreement between the two companies, Alnylam will pay Arbutus a royalty on future patisiran net sales.
  Dicerna announced the start of a Phase I study in healthy volunteers for its LNP-enabled DCR-PH1 for the treatment of primary hyperoxaluria type 1 (PH1) in early 2016. Under the license agreement between the two companies, Dicerna will pay Arbutus up to $22 million in development milestones plus a royalty on future DCR-PH1 sales.
  Monsanto exercised its option to acquire the rights to our proprietary LNP technology for use in agriculture in March 2016, following the conclusion of research activities under the agreement. Monsanto will pay Arbutus a $1 million option exercise fee.
  The arbitration proceeding with Alnylam has concluded resulting in no milestone payment to Arbutus.

Financial Results

Cash, Cash Equivalents and Investments

As at December 31, 2015, Arbutus had cash, cash equivalents and investments totaling $191.4 million, as compared to cash, cash equivalents and short-term investments of $112.2 million at December 31, 2014.

The company’s guidance in 2015 was cash used in ongoing operating activities of $50.0 million. The Company’s actual cash used in ongoing operating activities was $45.1 million, which excludes $9.7 million deal costs related to the merger transaction.  Total cash used in operating activities in 2015 was $54.8 million.

Non-GAAP Net Loss

The non-GAAP net loss for 2015 was $21.6 million ($0.48 loss per common share). The non-GAAP net loss has been adjusted to exclude:

  non-cash compensation expense of $16.7 million included in research, development, collaborations and contracts expenses and general and administrative expenses in connection to certain share repurchase provisions related to the merger with Arbutus Inc., described below.
  non-cash impairment charge of $39.0 million on intangible asset related to the discontinuance of the cyclophilin program OCB-030, net of deferred income taxes of $16.2 million

Net loss

For the year ended December 31, 2015, net loss was $61.1 million ($1.34 basic and diluted loss per common share) as compared to a net loss of $38.8 million ($1.80 basic and diluted loss per common share) for 2014. The increase in net loss was primarily the result of an increase in costs related to the expansion of operations resulting from the merger with Arbutus Inc.

Revenue

Revenue was $24.9 million for 2015 as compared to $15.0 million in 2014.

Under the Monsanto contract, Arbutus earns revenue from research and collaboration activities, as well as license fees related to Monsanto’s use of the Company’s delivery technology and related intellectual property in agriculture. In January 2014, Arbutus received $14.5 million, of which $4.5 million relates to research services and $10.0 million for the use of Arbutus’ technology. In June and October 2014, Arbutus received payments of $1.5 million each, following completion of specified program developments. In May and September 2015, Arbutus received payments of $1.05 million and $0.75 million for research services. As research activities under the arrangement ended in Q4 2015, Arbutus released the balance of related deferred revenue resulting in the recognition of $15.0 million in revenue from Monsanto for the year ended December 31, 2015. In March 2016, Monsanto exercised its option to acquire 100% of the outstanding shares of Protiva Agricultural Development Company Inc. (PADCo) and will pay Arbutus an exercise fee of $1 million.

Under the Department of Defense (DoD) contract to develop TKM-Ebola, Arbutus is being reimbursed for costs incurred, including an allocation of overheads, and is being paid an incentive fee. In Q4 2015, Arbutus received formal notification from the DoD terminating the contract, subject to the completion of certain post-termination obligations. Arbutus does not expect to record significant revenue from the DoD contract beyond 2015.

In November 2014, Arbutus entered into a collaboration with Dicerna for the use of its technology to develop, manufacture, and commercialize products related to the treatment of PH1. Arbutus recorded $1.1 million in licensing revenue in 2015, which relates to the earned portion of the upfront payment of $2.5 million for the use of its technology. Arbutus also recorded $1.8 million in collaboration revenue in 2015, which relates to inventory manufactured for, and services provided to, Dicerna.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $51.5 million 2015 as compared to $38.7 million in 2014.

R&D expenses increased during 2015 as compared to 2014 because Arbutus increased spending on TKM-HBV, for which Phase I clinical trials were initiated in 2015. Arbutus also incurred incremental costs related to an increase in activities for preclinical HBV programs acquired from the merger with Arbutus Inc. Additionally, Arbutus increased its research activities related to its collaboration contracts with the DoD, Monsanto, and Dicerna.

R&D compensation expense increased in 2015 as compared to 2014 due to an increase in the number of employees in support of the Company’s expanded portfolio of product candidates as well as from the merger with Arbutus Inc. As a result of the expiry of share repurchase rights included in the consideration paid for Arbutus Inc., in 2015, the Company recorded $16.7 million of incremental non-cash compensation expense, of which $4.2 million has been included as part of research, development, collaborations and contracts expense, and $12.5 million included as part of general and administrative expense.

General and Administrative

General and administrative expenses were $26.4 million in 2015 as compared to $8.7 million in 2014.

The increase in general and administrative expenses was largely due to an increase in compensation expense with the growth in employee base to support the expanded portfolio of product candidates. This includes an incremental non-cash compensation expense we incurred related to the expiry of repurchase rights on shares issued as part of consideration paid for the merger with Arbutus Inc. (see above). Expenses were also higher in 2015 due to legal costs incurred in relation to the May 2015 arbitration hearing against Alnylam.

Acquisition Costs

During 2015, Arbutus incurred $9.7 million in costs related to the merger with Arbutus Inc., which was completed on March 4, 2015.

Impairment of intangible assets and related income tax benefit

During 2015, Arbutus recorded a total impairment charge of $39.0 million based on the Company’s decision to discontinue the development of cyclophilin inhibitors. The decision was based on extensive preclinical evaluations of OCB-030, and other competitive cyclophilin inhibitors (following the acquisition of Arbutus Inc.), which concluded that cyclophilins do not play a meaningful role in HBV biology. The Company recorded a $16.2 million income tax benefit related to the decrease in deferred tax liability associated with the $39.0 million impairment charge.

Other Income (Losses)

In 2015, Arbutus recorded a foreign exchange gain of $21.8 million with the appreciation in value of U.S. dollar funds from the prior period, as compared to a foreign exchange gain of $4.1 million in 2014. In 2015 the Company’s functional currency was the Canadian dollar but this changed to the U.S. dollar on January 1, 2016 as Arbutus now primarily transacts in U.S. dollars.

The aggregate decrease in fair value of the Company’s common share purchase warrants was $3.3 million in 2015 as compared to an increase in the fair value of common share purchase warrants outstanding of $10.4 million in 2014. The decrease is a result of decrease in the Company’s share price from the previous reporting dates, and vice versa.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

	December 31, 2015	December 31, 2014
Cash and cash equivalents	$166.8	$72.2
Short -term investments	14.5	40.0
Accounts receivable	1.0	1.9
Other current assets	1.6	2.3
Long-term investments	10.1	-
Property and equipment, net	3.2	1.8
Intangible assets	352.6	-
Goodwill	162.5	-
Total assets	$712.3	$118.2
Accounts payable and accrued liabilities	8.8	9.3
Total deferred revenue	1.1	15.8
Warrant liability	0.9	5.1
Contingent consideration	7.5	-
Deferred tax liability	146.3	-
Total stockholders’ equity	547.7	88.0
Total liabilities and stockholders’ equity	$712.3	$118.2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions, except share amounts)

	December 31, 2015	December 31, 2014

Total revenue	$24.9	$15.0
Operating expenses
Research, development, collaborations and contracts	51.5	38.7
General and administrative	26.4	8.7
Depreciation of property and equipment	0.6	0.5
Acquisition costs	9.7	0.5
Impairment of intangible assets	39.0	-
Loss from operations	(102.3)	(33.4)
Other income (losses)	25.0	(5.4)
Income tax benefit	16.2	-
Net loss	(61.1)	(38.8)
Cumulative translation adjustment	(27.5)	(6.5)
Comprehensive loss	(88.6)	(45.3)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE (in millions, except share amounts)

	December 31, 2015	December 31, 2014

GAAP net loss	$(61.1)	$(38.8)
Adjustments:
Compensation expense of expiring repurchase provision rights	16.7	-
Impairment on intangible assets (net of tax benefit)	22.8	-
Non-GAAP net loss	(21.6)	(38.8)

GAAP net loss per common share	(1.34)	(1.80)
Non-GAAP net loss per common share	(0.48)	(1.80)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the company expects it to occur as part of its normal business on a regular basis. In the year ended December 31, 2015, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc. (formerly OnCore BioPharma, Inc.). In the year ended December 31, 2015, the Company has also excluded the impairment of intangible assets (net of tax benefit) from its non-GAAP net loss. The Company believes that the exclusion of these items provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of these items is important in comparing current results with prior period results and understanding projected operating performance.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.  Our strategy is to target the three pillars necessary to develop a curative regimen for HBV: suppressing HBV replication within liver cells, stimulating and reactivating the body’s immune system so that it can mount an effective defense against the virus and, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA that is the source of HBV persistence. Our portfolio of assets includes a broad pipeline of drug candidates for use in combination to develop a cure for HBV. To support continuous discovery of potential novel drug candidates and technologies, Arbutus has a research collaboration agreement with the Baruch S. Blumberg Institute that provides exclusive rights to in-license any intellectual property generated through the relationship. The Baruch S. Blumberg Institute was established in 2003 by the Hepatitis B Foundation.

Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about a cash runway extending into late 2018; meaningful value creation in 2016 and beyond based on the advancement of our HBV product pipeline and the productivity of existing and prospective partnerships leveraging our intellectual property and expertise in Lipid Nanoparticle (LNP) delivery technology; the format of a Phase II study of ARB-1467; presenting results of additional preclinical studies including combinations of Arbutus proprietary agents with different mechanisms in 2016; obtaining Phase II results for TKM-PLK1 in HCC in 1H16; obtaining single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients in 3Q16; obtaining HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients in 4Q16; initiating clinical immune biomarker study for TLR9 agonist ARB-1598 in chronically infected HBV patients in 2H16; filing an IND (or equivalent) for core protein/capsid assembly inhibitor in 2H16; filing an IND (or equivalent) for ARB-1740 (RNAi) in 2H16; filing an IND (or equivalent) for cccDNA formation inhibitor in 2H16; initiating clinical combination studies with two or more proprietary product candidates in 2017; Alnylam submitting a New Drug Application (NDA) for its LNP-enabled patisiran in 2017; Alnylam paying Arbutus a royalty on future patisiran net sales; Dicerna starting of a Phase I study in healthy volunteers for its LNP-enabled DCR-PH1 for the treatment of primary hyperoxaluria type 1 (PH1) in early 2016; Dicerna paying Arbutus up to $22 million in development milestones plus a mid-single digit royalty on future DCR-PH1 sales; Monsanto paying Arbutus a $1 million option exercise fee; not expecting to record significant revenue from the DoD contract beyond 2015; and developing and commercializing a cure for patients suffering from chronic HBV infection using a three-pillar strategy.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604-419-3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com